        AMENDED OFFER TO EXCHANGE EACH OUTSTANDING SHARE OF COMMON STOCK

           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)

                                       OF

                              ASARCO INCORPORATED
                                      FOR


                         0.4413 SHARES OF COMMON STOCK


                                       OF

                            PHELPS DODGE CORPORATION


                      OR $25.90 NET TO THE SELLER IN CASH



   SUBJECT, IN EACH CASE, TO THE ELECTION AND PRORATION PROCEDURES DESCRIBED


     IN THE PROSPECTUS AND THE RELATED LETTER OF ELECTION AND TRANSMITTAL.



THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON OCTOBER 5, 1999, UNLESS THE OFFER IS EXTENDED. ASARCO SHARES WHICH ARE TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER.


To Our Clients:


     Enclosed for your consideration are the Prospectus dated September 22, 1999 (the "Prospectus") and the related Letter of Election and Transmittal (which together constitute the "Offer") in connection with the Offer by Phelps Dodge Corporation, a New York corporation ("Phelps Dodge"), to exchange 0.2880 shares of common stock, par value $6.25 per share, of Phelps Dodge (the "Phelps Dodge Common Shares") plus $9.00 net to the seller in cash for each outstanding share of common stock, no par value (each, an "Asarco Share" and, collectively, the "Asarco Shares"), of ASARCO Incorporated, a New Jersey corporation ("Asarco"), on a fully prorated basis including the associated preferred share purchase rights (each an "Asarco Right" and, collectively, the "Asarco Rights") issued pursuant to the Asarco Rights Agreement, dated as of January 28, 1998, as amended, between Asarco and The Bank of New York, as Rights Agent, upon the terms and subject to the conditions set forth in the Offer.



     Shareholders whose certificates evidencing Asarco Shares ("Asarco Share Certificates") are not immediately available or who cannot deliver their Asarco Share Certificates and all other documents required by the Letter of Election and Transmittal to the Exchange Agent prior to the Expiration Date (as defined in the Prospectus) or who cannot complete the procedure for delivery by book-entry transfer to the Exchange Agent's account at a Book-Entry Transfer Facility (as defined in "The Offer -- Exchange of Asarco Shares; Delivery of Phelps Dodge Common Shares and Cash" in the Prospectus) on a timely basis and who wish to tender their Asarco Shares must do so pursuant to the guaranteed delivery procedure described in "The Offer -- Procedure for Tendering" in the Prospectus. See Instruction 2 of the Letter of Election and Transmittal. Delivery of documents to a Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Exchange Agent.



     THIS MATERIAL IS BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF ASARCO SHARES HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE THE HOLDER OF RECORD OF ASARCO SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH ASARCO SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF ELECTION AND TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER ASARCO SHARES HELD BY US FOR YOUR ACCOUNT.



     Accordingly, we request instructions as to (a) whether you wish to have us tender on your behalf any or all of the Asarco Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer, and (b) what election you would like us to make in your behalf in respect of any tendered Asarco Shares held by us for your account.


     Please note the following:


          1. Phelps Dodge is offering to acquire each outstanding Asarco Share in exchange for 0.2880 shares of Phelps Dodge Common Shares plus $9.00 net to seller in cash on a fully prorated basis.

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          2. The Offer is being made for all of the outstanding Asarco Shares.


          3. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on October 5, 1999, unless the Offer is extended.



          4. The Offer is conditioned upon, among other things, the Minimum Tender Condition, the Rights Plan Condition, the Phelps Dodge Stockholder Approval Condition, the Takeover Defense Condition and the HSR Condition (in each case as defined in the Prospectus). See "The Offer -- Conditions of the Offer" in the Prospectus.



          5. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Election and Transmittal, stock transfer taxes on the transfer of Asarco Shares pursuant to the Offer.



     The Offer is made solely by the Prospectus dated September 22, 1999 and the related Letter of Election and Transmittal and any amendments or supplements thereto and is being made to all holders of Asarco Shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Asarco Shares in any jurisdiction in which the making or acceptance thereof would not be in compliance with the laws of such jurisdiction. However, Phelps Dodge may, in its sole discretion, take such action as it may deem necessary to make the Offer in any such jurisdiction and extend the Offer to holders of Asarco Shares in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Phelps Dodge by Morgan Stanley & Co. Incorporated, as Dealer Manager, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.


     If you wish to have us tender any or all of your Asarco Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Asarco Shares, all such Asarco Shares will be tendered unless otherwise indicated in such instruction form. PLEASE FORWARD YOUR INSTRUCTIONS TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER ASARCO SHARES ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.
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           INSTRUCTIONS WITH RESPECT TO THE AMENDED OFFER TO EXCHANGE

EACH OUTSTANDING SHARE OF COMMON STOCK (INCLUDING THE ASSOCIATED PREFERRED SHARE
                                PURCHASE RIGHTS)

                                       OF

                              ASARCO INCORPORATED

                                      FOR


                         0.4413 SHARES OF COMMON STOCK


                                       OF

                            PHELPS DODGE CORPORATION

                      OR $25.90 NET TO THE SELLER IN CASH



   SUBJECT, IN EACH CASE, TO THE ELECTION AND PRORATION PROCEDURES DESCRIBED


     IN THE PROSPECTUS AND THE RELATED LETTER OF ELECTION AND TRANSMITTAL.



The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus, dated September 22, 1999 (the "Prospectus"), and the related Letter of Election and Transmittal (which together constitute the "Offer") relating to the offer by Phelps Dodge Corporation, a New York corporation ("Phelps Dodge"), to exchange 0.2880 shares of common stock, par value $6.25 per share, of Phelps Dodge plus $9.00 net to the seller in cash for each outstanding share of common stock, no par value (each, an "Asarco Share" and, collectively, the "Asarco Shares"), of ASARCO Incorporated, a New Jersey corporation ("Asarco"), on a fully prorated basis including the associated preferred share purchase rights (each, an "Asarco Right" and, collectively, the "Asarco Rights").



     You are instructed to tender to AAV Corporation, a Delaware corporation and a wholly owned subsidiary of Phelps Dodge, the number of Asarco Shares indicated below (or, if no number is indicated below, all Asarco Shares) that are held by you for the account of the undersigned and to make the following elections in respect of such Asarco Shares, upon the terms and subject to the conditions set forth in the Offer.


Number of Asarco Shares to be Tendered:
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Number of Asarco Shares for which you are electing


to receive cash:


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Number of Asarco Shares for which you are electing to receive


Phelps Dodge Common Stock:


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Number of Asarco Shares for which you are not making any election:


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Total Number of Asarco Shares held by you:


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Date:
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                                   SIGN HERE
Signature(s):
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(Print Name(s)):
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(Print Address(es)):
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(Area Code and Telephone Number(s)):
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(Taxpayer Identification or Social Security Number(s)):
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Unless otherwise indicated, it will be assumed that all of your Asarco Shares held by us for your account are to be tendered and that you are not making any election in respect of such Asarco Shares.